Exhibit 10.8(b)

                      FIRST AMENDMENT TO LOAN AGREEMENT



     THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "Amendment") is entered into as of the ___ day of November, 1993, by and between NORWEST BANK ARIZONA, NATIONAL ASSOCIATION, a national banking association ("Norwest"), successor in interest to Citibank (Arizona), an Arizona banking corporation ("Citibank"), and CONTINENTAL HOMES HOLDING CORP., a Delaware corporation (the "Borrower"), and is consented to by CHI CONSTRUCTION COMPANY, an Arizona corporation, and CONTINENTAL HOMES, INC., a Delaware corporation (collectively, "Guarantors").

                                  Recitals:

     A. Citibank and Borrower entered into a Loan Agreement (the "Agreement"), dated as of April 5, 1993, pursuant to which Citibank agreed to advance funds to Borrower on a revolving credit basis in an aggregate amount not to exceed FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00).

     B. Repayment of amounts borrowed under the revolving credit was guaranteed by the Guarantors.

     C. Norwest is, by purchase of assets, successor in interest to Citibank.

     D. Borrower and Norwest desire to amend the Loan Agreement, and Guarantors are agreeable to such amendment.


NOW, THEREFORE, in consideration of the foregoing and of the mutual benefit to each, the parties hereto agree as follows:


     1. Wherever the word "CITIBANK" appears in the Agreement, it shall be replaced with "Norwest."

     2. Paragraphs 2.5 and 2.6 of the Agreement are deleted in their entirety, and paragraphs 2.7 and 2.8 are renumbered to 2.5 and 2.6, respectively.

     3. Paragraph 3.1 of the Agreement is deleted in its entirety, and replaced with the following:

     3.1 Bank's Right to Demand Security. Upon the occurrence of any Event of Default, Norwest shall have all of the rights and remedies provided pursuant to the Note and the other Related Documents and applicable law. Upon occurrence of an Event of Default resulting in violation of the covenants set forth in Sections 6.11, 6.12, 6.13, 6.14, 6.15 and 6.16 hereof, Norwest may, in its sole and absolute discretion, and in addition to its other rights and remedies, demand (a "Security Demand") and accept Collateral (which means the property, interests in property, and rights to property securing any or all obligations of Borrower hereunder from time to time) as security for the Loan, which security shall be on such terms and conditions as Norwest may elect in its sole and absolute discretion, and Borrower shall provide such security and comply with such requirements, subject only to the limitation on such security set forth in the definition of "Permitted Liens" in the that certain Indenture entered into as of August 1, 1992 (the "Indenture"), by and between Borrower and Fidelity Bank, National Association, as Trustee. Without limiting the foregoing, the terms and conditions upon which Norwest will require and accept such Collateral may include the following:

     3.1(a)    Type of Collateral.  Any such Collateral shall consist of
     real property and improvements owned by either Guarantor.  Within five
     (5) business days after the giving of a Security Demand, Borrower shall provide Norwest with a listing of all such real property and improvements and Norwest shall have the right to select the Collateral from such list in the following order of preference (I) homes under construction located in the metropolitan Phoenix, Arizona area, (ii) improved single family lots located in the metropolitan Phoenix, Arizona area, (iii) lots under development located in the metropolitan Phoenix, Arizona area, (iv) vacant land located in the metropolitan Phoenix, Arizona area, (v) real estate located elsewhere in Arizona,
     (vi) real estate located in Colorado, and (vii) real estate located in California. Except as set forth in Section 3.1, Norwest shall be entitled to select the quantity of such property to be provided as Collateral.

     3.1(b)    Appraisals.  Norwest shall receive and approve such
     appraisals or other evidence of the value of such property as Norwest may require in its sole and absolute discretion.

     3.1(c)    Documents.  Borrower and such Guarantors shall execute such deeds of trust, security agreements and other documents and instruments as Norwest may require in its sole and absolute discretion.

     3.1(d)    Title Insurance.  Norwest shall receive such title insurance policies and endorsements thereto with respect to such deeds of trust as Norwest may require in its sole and absolute discretion, which title insurance policies shall contain only those exceptions and limitations as shall be acceptable to Norwest.

     3.1(e)    No Defaults.  No other Event of Default or unmatured Event of
     Default shall have occurred and be continuing.

     3.1(f)    Attorney Opinions.  Norwest shall receive such opinions of independent counsel for Borrower as Norwest may request in its sole and absolute discretion, including, without limitation, opinions that the execution and delivery of such deeds of trust and other security documents does not conflict with, violate, or cause a default under, the terms and conditions of any agreement, document, instrument, or indenture to which Borrower or either Guarantor is a party or by which it is bound or affect, and that the transfer of such security to Norwest does not constitute a violable preference or fraudulent conveyance under applicable state or federal law.

     3.1(g)    Costs and Expenses.  Borrower shall pay all of Norwest's
     costs and expenses in connection with the foregoing, including, without limitation, appraisal fees, appraisal review fees, recording fees, title insurance fees, escrow fees and attorneys' fees.

     4.   A new Paragraph 3.2 is added as follows:

     3.2       Effect  of  Security.  Borrower's compliance with Section
     3.1 shall not waive any Event of Default or unmatured Event of Default or otherwise be deemed to modify or release any of Borrower's obligations hereunder, except to the extent such waiver, release or modification is expressly set forth in a written agreement signed by Norwest and in form and content satisfactory to Norwest in its sole and absolute discretion.

     5. Paragraphs 3.2 and 3.3 of the Agreement shall be renumbered 3.3 and 3.4 respectively, and the existing Paragraph 3.4 of the Agreement is deleted in its entirety.

     6. Paragraph 4.1(e) of the Agreement is deleted in its entirety, and paragraphs 4.1(f) through 4.1(i) are renumbered 4.1(e) through 4.1(h), respectively.

     7. Paragraph 4.3 of the Agreement is deleted in its entirety, and paragraph 4.4 is renumbered 4.3.

     8. Paragraph 5.6 of the Agreement is deleted in its entirety and replaced with the following:

          5.6       Environmental  Matters.    To the best knowledge of
          Borrower after due investigation, Borrower is in compliance in all material respects with all environmental, all health, and all safety laws, ordinances, regulations, and rules (federal, state and local) applicable to the Borrower, the as sets or property of the Borrower, the business or operations of the Borrower, or the products or services of the Borrower. Borrower does not have any material existing or contingent liability in connection with any disposal, generation, manufacture, processing, production, release, storage, transportation, treatment or use of any hazardous or toxic substance or waste.

     9. Paragraph 5.7 of the Agreement is amended by striking the word "Default" as it appears in the next to last line of the paragraph.

     10. Paragraph 6.4 of the Agreement is amended by changing "the Asset Base Property" the first time it appears in the paragraph to "its respective properties," and by changing "The Asset Base Property" the second time the phrase appears to "The property of Borrower and Guarantor, respectively."

     11. Paragraph 6.12 of the Agreement is deleted in its entirety, and replaced with the following:

          6.12 Environmental Laws. Borrower shall comply with all environmental, all health, and all safety laws, ordinances, regulations and rules (federal, state, local and foreign) applicable to Borrower, the business or operations of Borrower, the assets or property of Borrower, or the products or services of Borrower. Borrower shall not dispose of, generate, manufacture, process, produce, release, transport or treat or otherwise store or use any hazardous or toxic substances or wastes. Borrower shall notify Norwest immediately of any environmental inquiry or claim from any Governmental Authority or other person relating to Borrower or any assets, property, business, operations, product or service of Borrower.

     12. Paragraph 6.22 of the Agreement is deleted in its entirety and replaced with the following:


          6.22      Appraisals.    Norwest shall have the right, which
          Norwest may exercise from time to time in its sole and absolute discretion, to obtain appraisals of Borrower's real estate assets. All such appraisals shall be in form and reflect values satisfactory to Norwest. Borrower shall cooperate in any such appraisals and Borrower shall pay all costs and expenses, including appraisal and appraisal review fees incurred or charged by Norwest in connection therewith; provided that Borrower shall be obligated to pay such costs and expenses only if an to the extent such appraisals are required (I) by the consistent application of Norwest's internal policies and procedures that are generally applicable to secured or unsecured loans made by Norwest to entities engaged in businesses similar to that of Borrower, (ii) by applicable laws, regulations and rules or (iii) in connection with exercise of Norwest's rights under Section 8 hereof.

     13.  A new Paragraph 6.23 is added to the Agreement as follows:


          6.23 Limitations on Liens and Encumbrances. Borrower and Guarantors will not, and will not permit any of their respective subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any lien or encumbrance upon or with respect to any assets of Borrower or Guarantor or such subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom; provided that the foregoing shall not prohibit Permitted Liens, as defined in the Indenture.

     14. Paragraph 7.2 of the Agreement is amended by changing "the Asset Base Property," wherever it appears in the paragraph, to "Borrower's or Guarantors' property."

     15. Paragraph 7.4 of the Agreement is amended by deleting "Asset Base" from the paragraph title and by changing "the Asset Base collateral" in the body of the paragraph to "Borrower's property."

     16.  In paragraph 8.2 of the Agreement, the following are deleted:

          (i) "In the special circumstance when the Asset Base value falls below $8,750,000.00, the applicable Grace Period shall be twenty (20) days."; and

          (ii) ", and in the breach of the covenant to maintain adequate insurance on the Asset Base Property."

     17. Paragraph 8.3 of the Agreement is amended by replacing "Asset Base Property," wherever it appears, with "Collateral."

     18. Paragraphs 8.6, 8.7 and the first sentence in paragraph 8.8 of the Agreement are deleted in their entirety, and paragraphs 8.8 and
          8.9 are renumbered 8.6 and 8.7, respectively.

     19. In paragraph 9.11 of the Agreement, "Asset Base Property" is replaced with "Collateral."

     20. Paragraph 9.12 of the Agreement is amended by replacing "Asset Base Property," wherever it appears, with "Collateral.".

     21. Paragraph 9.30 is amended by replacing "Asset Base Property," wherever it appears, with "Collateral."

     22. Except as expressly amended hereby the Agreement shall remain in full force and effect.

Executed the date and year first above written.

NORWEST BANK ARIZONA,                        CONTINENTAL HOMES HOLDING CORP.
NATIONAL ASSOCIATION


By:  /s/Kevin Kosan                                By:  /s/Kenda B. Gonzales
   ----------------                                   ----------------------
Its:    Vice President                       Its:    Secretary and Treasurer
    ------------------                           ---------------------------


And:




CHI CONSTRUCTION COMPANY,          CONTINENTAL HOMES, INC.,
GUARANTOR                          GUARANTOR


By:/s/Kenda B. Gonzales            By:/s/Kenda B. Gonzales
   --------------------               --------------------
Its:  Vice President               Its:  Vice President
    ----------------                   ----------------